UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2011

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 1, 2011, Prudential Financial, Inc. (the “Company”) completed the acquisition from American International Group, Inc. (“AIG”) of AIG Star Life Insurance Co., Ltd., AIG Edison Life Insurance Company and certain other AIG subsidiaries pursuant to the stock purchase agreement dated September 30, 2010 between the Company and AIG. The total purchase price was approximately $4.8 billion, comprised of approximately $4.2 billion in cash and $0.6 billion in the assumption of third-party debt, substantially all of which is expected to be repaid with excess capital of the acquired entities. A copy of the Company’s news release, dated February 1, 2011, announcing the completion of the acquisition is attached hereto as Exhibit 99.0 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.0	News release, dated February 1, 2011, of Prudential Financial, Inc. announcing completion of the acquisition from American International Group, Inc. of AIG Star Life Insurance Co., Ltd., AIG Edison Life Insurance Company and certain other subsidiaries of American International Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	PRUDENTIAL FINANCIAL, INC.

	By:	/s/ Brian J. Morris
Name: Brian J. Morris
Title: Vice President and Assistant Secretary

Exhibit Index

Exhibits.

99.0	News release, dated February 1, 2011, of Prudential Financial, Inc. announcing completion of the acquisition from American International Group, Inc. of AIG Star Life Insurance Co., Ltd., AIG Edison Life Insurance Company and certain other subsidiaries of American International Group, Inc.